                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                           VAN KAMPEN MUNICIPAL TRUST

A Special Meeting ("Meeting") of Shareholders of Van Kampen Municipal Trust, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(2) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                   Votes     Withheld/      Broker
Matter                                                Votes For   Against   Abstentions   Non-Votes
------                                               ----------   -------   -----------   ---------
(1)  Approve a new advisory agreement between the
     Trust and Invesco Advisors, Inc. ............   20,072,061   989,563    1,098,583        0

                                                                    Votes      Withheld/      Broker
Matter                                                Votes For    Against    Abstentions   Non-Votes
------                                               ----------   ---------   -----------   ---------
(2)  Approve a new sub-advisory agreement between
     Invesco Advisors, Inc. and each of Invesco
     TriMark Ltd.; Invesco Asset Management
     Deutschland, GmbH; Invesco Asset Management
     Limited; Invesco Asset Management (Japan)
     Limited; Invesco Australia Limited; Invesco
     Hong Kong Limited; Invesco Institutional
     (N.A.), Inc.; and Invesco Senior Secured
     Management, Inc. ............................   20,005,708   1,033,752    1,120,745       0

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018040.